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                                                                    EXHIBIT 23.2

                                        [LOGO OF RYAN, BECK, & CO. APPEARS HERE]


                          CONSENT OF RYAN, BECK & CO.


We hereby consent to the references in the Proxy Statement to our opinion, dated November 3, 1998, with respect to the merger of First Source Bancorp, Inc. and Pulse Bancorp, Inc., and to our firm, respectively, and to the inclusion of such opinion as an annex to such Proxy Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             RYAN, BECK & CO., INC.


                                             By: /s/ David P. Downs
                                                 ---------------------
                                                 David P. Downs
                                                 Senior Vice President



Livingston, NJ
October 29, 1998